                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  April 6, 1998



                             WESTFIELD AMERICA, INC.

             (Exact Name of registrant as specified in its charter)



        Missouri                   1-12923                       43-0758627
----------------------------     -------------            ---------------------
(State or Other Jurisdiction     (Commission              (I.R.S. Employer
     of Incorporation)            File Number)             Identification No.)

11601 Wilshire Boulevard, 12th Floor, Los Angeles, California         90025
-------------------------------------------------------------------------------
     (Address of Principal Executive Offices)                      (Zip Code)

        Registrant's telephone number, including area code (310) 478-4456


                                    No Change
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)


                  This Current Report consists of 8 pages. The
                       Exhibit Index is located at page 8.

                                Page 1 of 8 pages



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Item 5.  Other Events

A. TrizecHahn Acquisition

           On April 6, 1998, Westfield America, Inc., a Missouri corporation ("WEA"), announced that it had entered into an agreement for the acquisition of interests in up to 13 properties (the "Hahn Portfolio") from TrizecHahn Centers, Inc. ("Hahn") for a maximum purchase price of $1.44 billion. The total acquisition cost, after allowing for legal and other professional fees, and various transaction costs, is expected to be approximately $1.5 billion. The final price is dependent on the interests ultimately acquired since certain of the properties are owned by joint ventures and are subject to partnership rights, such as rights of first refusal. Settlement of the purchase is scheduled to occur in stages between August and December of 1988.

           WEA has arranged loan facilities to fund the acquisition of the Hahn Portfolio and is currently developing a plan for obtaining long term funding of the acquisition.

           As a result of this acquisition the WEA portfolio is expected to increase from 25 to 37 centers. These can be categorized by type of property and geographically as follows:



                             WEA       HAHN      TOTAL                                 WEA       HAHN      TOTAL
                             ---       ----      -----                                 ---       ----      -----

Super Regionals......         16*       11*         26       West.................      10*       13*        22
Regionals............           6         2          8       Midwest..............       7         -          7
Power Centers........           3         -          3       East.................       8         -          8
                             ----      ----      -----                                 ----      -----      ----
                               25        13         37                                  25        13         37
                             ----      ----      -----                                 ----      -----      ----



*Partnership interests in North County Fair (WEA -45% and Hahn - 55%) are included in each portfolio.


Portfolio Summary

         o Department Stores - As a result of the acquisition of the Hahn Portfolio the combined portfolio owned by WEA will comprise 119 major department stores thus making WEA the largest landlord of both The May Department Stores Company and Nordstrom.



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
                                               CURRENT                  HAHN
                                                WEA*                 PORTFOLIO*               COMBINED
                                       ----------------------- -----------------------  ----------------------

Federated (Macy's/Bon Marche).........            7                      14                       20
Nordstrom.............................            5                       7                       11
May...................................           23                       7                       28
JC Penney.............................           18                       6                       23
Sears.................................           13                       6                       18
Dillard's.............................            4                       0                       4
Mervyn's..............................            3                       5                       8
Montgomery Ward.......................            6                       1                       7
                                       ----------------------- -----------------------  ----------------------
                                                 79                      46                      119


* Includes department stores located at North County Fair.

         o Mall Stores - The number of Mall Stores as a result of the acquisition will increase from 2,988 to 4,631 which will represent an increase of approximately 55% from 9 million square feet to 14 million square foot of gross leasable area.

         o Lease Expirations - As of December 31, 1997 the WEA and Hahn portfolios had very similar average rents at $28.11 per square foot and $27.50 per square foot, respectively. In the next three years, 21.6% of the Hahn Portfolio leases expire, providing WEA an opportunity to increase rents. Expiring tenant's rents in the Hahn Portfolio average $25.00 for 1998 and $30.00 for 1999 and $31.00 for 2000. New leases for the Hahn Portfolio are averaging $31.30 for 1998.

         o Sales per square foot - As of December 31, 1997 sales per square foot for the Hahn Portfolio were $358 per square foot in comparison to WEA's existing portfolio at $310 per square foot.

         o Occupancy and Occupancy Costs - Significant income upside is expected from the acquisition of the Hahn Portfolio as the occupancy level of the Hahn Portfolio was 88% compared to 93% for the existing WEA portfolio, as of December 31, 1997. As of December 31, 1997 occupancy costs, defined as total of rent and other charges expressed as a percentage of sales for the Hahn Portfolio were 11.3%, which is well below the average for the existing WEA portfolio at 13%, again indicating the potential upside in rents.


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         o        Development Potential Hahn Portfolio - While it is still very early in the planning stages, WEA believes there is development potential of around $400 to $500 million in the Hahn Portfolio.

         Investors should note that one or more of the properties in the Hahn Portfolio ultimately may not be acquired by WEA as there are various partnership arrangements in place with respect to some of the properties which could result in the property interest being acquired by the partner. If this were to occur there would be a proportionate reduction in the overall purchase price.

B.  Stock Subscription

         WEA announced on May 3, 1998 that Westfield America Trust, an Australian public property trust and a 50.8% shareholder in WEA, has entered into an underwriting agreement to raise approximately $300 (U.S.) million in Australia. Westfield America Trust intends to use the proceeds of the underwriting to subscribe for WEA stock in 3 equal installments at a 5% discount to the then prevailing market price of the stock at June 2001, 2002 and 2003. WEA intends to issue the stock to Westfield America Trust subject to market conditions at the time. The Westfield America Trust raising of capital has been underwritten and is subject to customary conditions. The stock has not been, and will not be, registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

         This Current Report includes, and future public filings and oral and written statements by WEA and its management may include, statements (other than the financial statements and other statements of historical fact) that are subject to risks and uncertainties. Forward-looking statements include the information concerning the possible acquisition of the Hahn Portfolio, possible future results of operations, earnings, and other capital resources of WEA (including with respect to increased revenues and rental rates and market trends and information concerning a possible subscription by the Westfield America Trust. Statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," estimates" or similar expressions indicate forward looking statements.

         Forward looking statements are made based on management's current expectations and belief concerning future developments and their potential effects on

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WEA. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on WEA will be those anticipated by management. Many of the factors that will determine these results are beyond WEA's ability to control or predict.

         While WEA periodically reassesses material trends and uncertainties affecting the operations and financial condition, WEA does not intend to review or revise any particular forward-looking statement referenced in this Current Report in light of future events, even if new information, future events or other circumstances have made them incorrect or misleading.

         The information referred to above and in WEA's other Security and Exchange Commission filings should be considered by investors when reviewing any forward- looking statements contained in this report, in any documents incorporated herein by reference, in any of WEA's public filings or press releases or in any oral statements made by WEA or any of its officers or any other persons acting on its behalf. For those statements, WEA intends to avail itself for the protection of the safe harbor from liability with respect to forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.






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Item 7.  Financial Statements and Exhibits

         WEA files the following exhibits as part of this Current Report:

             Exhibit 99.1. Copy of the Press Release, dated April 6, 1998, issued by WEA, publicly announcing the actions reported therein.

             Exhibit 99.2. Copy of the Press Release, dated May 3, 1998, issued by WEA, publicly announcing the actions reported therein.


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



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                WESTFIELD AMERICA, INC.


                                                By:   /s/ Irv Hepner

                                                      Name:  Irv Hepner
                                                      Title:    Secretary


Date:  May 5, 1998


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                                INDEX TO EXHIBITS



Exhibit
Number                           Description of Exhibit
-------                          ----------------------

Exhibit 99.1.       Copy of the Press Release, dated April 6, 1998, issued by
                    WEA, publicly the actions reported therein.

Exhibit 99.2. Copy of the Press Release, dated May 3, 1998, issued by WEA, publicly announcing actions reported therein.


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